EXHIBIT 99.1

PROTECTION ONE

FOR FURTHER INFORMATION CONTACT:
--------------------------------
John E. Mack, III, Executive Vice President,
Chief Strategic Officer and Acting Chief Financial Officer
(310) 342-6322

David M.V. Barnes, Vice President,
Strategic Planning and Investor Relations
(310) 342-6309


FOR IMMEDIATE RELEASE

            PROTECTION ONE REPORTS STRONG RESULTS FOR FOURTH QUARTER
                            AND 1998 YEAR END RESULTS

         Culver City, California, January 27, 1999 - Protection One, Inc. (NYSE:
POI), the second largest national provider of security alarm monitoring and related services, today announced its results for the fourth quarter and year end 1998.

         In the fourth quarter, revenues increased to $144.0 million, reflecting a full quarter contribution from several acquisitions that closed at the end of the third quarter as well as a continued increase in the subscriber production of the dealer program. The Company had 1.5 million subscribers and monthly recurring revenue of $37.9 million at December 31, 1998. Earnings before interest, taxes, depreciation and amortization (EBITDA) rose to $58.0 million, or 40.3% of total revenues. The Company reported net income of $0.5 million or $0.004 per share, for the fourth quarter. Cash flow, defined as net income plus depreciation and amortization, was $39.3 million or $0.31 per share for the quarter ended December 31, 1998.

         For the fiscal year ended December 31, 1998, the Company generated total revenues, EBITDA and cash flow, defined as net income plus depreciation and amortization, of $421.1 million, $178.4 million and $132.0 million respectively. The Company reported $10.4 million of net income, or $0.10 per share for 1998.

         James M. Mackenzie, president & chief executive officer, said "1998 was an outstanding year for Protection One. Through various strategic acquisitions, we established a major presence in the multifamily alarm business. We grew our presence in the Canadian, United Kingdom and Continental European alarm markets and continued to achieve strong growth in our North American alarm division. Further, we will become the leader in the high-growth personal emergency response services through our pending acquisition of Lifeline Systems, Inc. We anticipate closing the Lifeline transaction in the second quarter of 1999."


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
         Mr. Mackenzie continued, "During the year, our subscriber base more than doubled to more than 1.5 million as a result of acquisitions and strong organic growth through our dealer program. We also made significant strides in integrating our acquisitions and strengthening our infrastructure. By successfully accessing the capital markets on several occasions during 1998, Protection One is well capitalized for 1999 and beyond."

                  Additionally, the Company announced that its chief financial officer Monty Cornell has given notice of his intent to accept a position with another company and relocate to his hometown of Chicago. Effective immediately, the new acting CFO for the Company is John E. Mack, III who is currently executive vice president and chief strategic officer. Mack is one of the original founding partners of Protection One dating back to 1991. He has an undergraduate degree from Stanford University and a Masters Degree in Business Administration from The Anderson Graduate School of Management at UCLA.

         Protection One, the second largest security alarm company in the United States, provides monitoring and related security services to more that 1.5 million residential and commercial subscribers worldwide.

         For more information about Protection One, Inc. and its operating companies, visit us on the Internet at http://www.protectionone.com.



         Statements contained in this press release concerning the Company's outlook for continued growth, competitive position and other statements of management's beliefs, goals and expectations are "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. These risks and uncertainties include the ability of the Company to consummate the acquisition of Lifeline Systems, Inc. in the second quarter of 1999 and other factors described in the risk factors included in the Proxy Statement/Information Statement/Registration Statement of Protection One relating to the acquisition of Lifeline Systems, Inc. filed with the Securities and Exchange Commission on December 10, 1998 (beginning on page 16), which statements are incorporated herein by reference. Protection One disclaims any obligation to update any forward-looking statement as a result of developments occurring after the date of this press release.

                                - Table Follows -

                         PROTECTION ONE AND SUBSIDIARIES

                            SUMMARY INCOME STATEMENT
                            ------------------------

         (Dollars in thousands, except per share and subscriber amounts)


                                                  QUARTER ENDED DECEMBER 31,
                                                  --------------------------
                                                      1998         1997
                                                      ----         ----
Revenues:
  Monitoring and related services                  $121,091       $42,734
  Installation and other                             22,908         5,311
                                                  ---------     ---------
     Total revenues                                 143,999        48,045
Cost of revenues:
  Monitoring and related services                    31,607         7,009
  Installation and other                             12,157            36
                                                  ---------     ---------
     Total cost of revenues                          43,764         7,045
                                                  ---------     ---------
        Gross profit                                100,235        41,000

Selling, general and administrative expense          39,443        30,624
Acquisition and transition expense                    2,799         1,307
Amortization of intangibles and
  depreciation expense                               38,806        13,782
Non-recurring charge                                 (2,843)       40,144
                                                  ---------     ---------
    Operating income (loss)                          22,030       (44,858)

Other income (expense):
  Interest expense, net                             (18,660)       (8,301)
  Other income (expense)                               (216)          326
                                                  ---------     ---------
    Income (loss) before income taxes                 3,154       (52,833)
Income tax (expense) benefit                         (2,665)       21,194
                                                  ---------     ---------
  Net income (loss)                               $     489      $(31,639)
                                                  =========     =========

Net income (loss) per common share                  $ 0.004       $(0.42)
                                                  =========     =========

Other data:
  EBITDA                                            $57,993
  Adjusted EBITDA                                   $60,215
  End of period MRR                                 $37,920
  End of period subscribers                       1,542,000

                         PROTECTION ONE AND SUBSIDIARIES

                            SUMMARY INCOME STATEMENT
                            ------------------------

         (Dollars in thousands, except per share and subscriber amounts)

                                                 YEAR ENDED DECEMBER 31,
                                                 -----------------------
                                                    1998         1997
                                                    ----         ----
Revenues:
  Monitoring and related services                 $375,840      $126,630
  Installation and other                            45,255        18,143
                                                 ---------     ---------
     Total revenues                                421,095       144,773
Cost of revenues:
  Monitoring and related services                  103,521        32,656
  Installation and other                            28,270         3,013
                                                 ---------     ---------
     Total cost of revenues                        131,791        35,669
                                                 ---------     ---------
        Gross profit                               289,304       109,104

Selling, general and administrative expense        100,744        77,203
Acquisition and transition expense                  10,125         1,308
Amortization of intangibles and
  depreciation expense                             121,593        39,822
Non-recurring charges                               (2,843)       40,144
                                                 ---------     ---------
    Operating income (loss)                         59,685       (49,373)

Other income (expense):
  Interest expense, net                            (55,990)      (32,900)
  Other income (expense)                            21,072            --
                                                 ---------     ---------
    Income (loss) before income taxes and
      extraordinary gain                            24,767       (82,273)
Income tax (expense) benefit                       (15,917)       32,970
                                                 ---------     ---------
  Net income (loss) before extraordinary gain        8,850       (49,303)
Extraordinary gain, net of taxes                     1,591            --
                                                 ---------     ---------
  Net income (loss)                               $ 10,441      $(49,303)
                                                 =========     =========

Earnings (loss) per common share:
  Income (loss) before extraordinary gain
    per common share                                $ 0.08       $ (0.70)
  Extraordinary gain per common share                 0.02             -
                                                 ---------     ---------
    Net income (loss) per common share              $ 0.10       $ (0.70)
                                                 =========     =========

Other data:
  EBITDA                                          $178,435
  Adjusted EBITDA                                 $192,554


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
                         PROTECTION ONE AND SUBSIDIARIES

                    SUMMARY BALANCE SHEET AND CASH FLOW DATA
                    ----------------------------------------

                             (dollars in thousands)

BALANCE SHEET DATA:
                                                                AT DECEMBER 31,
                                                                ---------------
                                                           1998               1997
                                                      -------------     ---------------
ASSETS
Current assets                                         $   131,297           $175,880
Property and equipment, net                                 46,959             14,934
Subscriber accounts and intangibles, net                 1,025,821            538,318
Goodwill and patents, net                                1,223,178            682,180
Other assets                                               155,209             35,332
                                                       -----------        -----------
                                                        $2,582,464         $1,446,644
                                                       ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                    $   220,388        $   142,248
Long term debt, including current portion                  969,170            359,470
Other liabilities                                           41,943             10,951
                                                       -----------        -----------
  Total liabilities                                      1,231,501            512,669
                                                       -----------        -----------

Stockholders' equity                                     1,350,963            933,975
                                                       -----------        -----------
                                                        $2,582,464         $1,446,644
                                                       ===========        ===========

CASH FLOW DATA:
                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1998         1997
                                                            ----         ----

Net cash provided by (used in)
   operating activities                                    $97,138       $(4,928)

Net cash (used in) investing activities                  $(893,947)    $(156,684)

Net cash provided by financing activities                 $744,479      $237,000





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